CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-267146 on Form S-8 and Registration Statement Nos. 333-274918 and 333-266101 on Form F-3 of our reports dated April 17, 2026, relating to the financial statements of Polestar Automotive Holding UK PLC and the effectiveness of Polestar Automotive Holding UK PLC’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025. /s/ Deloitte AB Gothenburg, Sweden April 17, 2026